Assured Guaranty Ltd.
March 31, 2013
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) developments in the world’s financial and capital markets, including changes in interest and foreign exchange rates, that adversely affect the demand for the Company's insurance, issuers’ payment rates, Assured Guaranty’s loss experience, its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees), its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of rating agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses impacting the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) failure of Assured Guaranty to realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions through loan putbacks, settlement negotiations or litigation; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition, including from new entrants into the financial guaranty industry; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Operating income reconciliation:
Operating income	$260	$71
Plus after-tax adjustments:
Realized gains (losses) on investments	19	(1)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(434)	(517)
Fair value gains (losses) on committed capital securities	(6)	(9)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense ("LAE") reserves	(11)	7
Effect of consolidating financial guaranty variable interest entities ("FG VIEs")	28	(34)
Net income (loss)	$(144)	$(483)

Earnings per diluted share:
Operating income	$1.34	$0.38
Plus after-tax adjustments:
Realized gains (losses) on investments	0.10	—
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(2.24)	(2.83)
Fair value gains (losses) on committed capital securities	(0.03)	(0.05)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.06)	0.04
Effect of consolidating FG VIEs	0.14	(0.19)
Net income (loss)	$(0.74)	$(2.65)

Effective tax rate on operating income	25.8%	17.9%
Effective tax rate on net income	31.8%	30.6%

Return on equity ("ROE") calculations (1):
ROE, excluding unrealized gain (loss) on investment portfolio	(13.1)%	(47.3)%
Operating ROE	17.5%	5.4%

New business:
Gross par written	$1,594	$4,881
Present value of new business production ("PVP") (2)	$18	$56

	As of
	March 31,	December 31,
Other information:	2013	2012
Net debt service outstanding	$751,741	$782,180
Net par outstanding	501,817	519,893
Claims paying resources (3)	11,999	12,328

1) Quarterly ROE calculations represent annualized returns.

2) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3) See page 6 for additional detail on claims paying resources.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Net earned premiums	$248	$194
Net investment income	94	98
Net realized investment gains (losses)	28	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	18	(57)
Net unrealized gains (losses)	(610)	(634)
Net change in fair value of credit derivatives	(592)	(691)
Fair value gains (losses) on committed capital securities	(10)	(14)
Fair value gains (losses) on FG VIEs	70	(41)
Other income	(14)	91
Total revenues	(176)	(362)

Expenses:
Loss and loss adjustment expenses	(48)	242
Amortization of deferred acquisition costs	3	5
Interest expense	21	25
Other operating expenses	60	62
Total expenses	36	334

Income (loss) before income taxes	(212)	(696)
Provision (benefit) for income taxes	(68)	(213)
Net income (loss)	$(144)	$(483)

Less after-tax adjustments:
Realized gains (losses) on investments	19	(1)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(434)	(517)
Fair value gains (losses) on committed capital securities	(6)	(9)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(11)	7
Effect of consolidating FG VIEs	28	(34)
Operating income	$260	$71

Weighted average shares outstanding
Basic shares outstanding	193.9	182.4
Diluted shares outstanding (1)	193.9	182.4
Shares outstanding at the end of period (2)	192.3	182.5

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$113	$37
Operating income effect	64	24
Operating income per diluted share effect	0.33	0.13

1) Non-GAAP diluted shares outstanding were 194.6 million and 186.2 million for the three months ended March 31, 2013 and 2012, respectively.

2) On June 1, 2012, AGL issued 13.4 million common shares in connection with the 3,450,000 equity units it issued in June 2009. Each of the equity units included a forward purchase contract under which the holders were required to purchase such common shares for an aggregate purchase price of $173 million. As a result of the settlement of the forward purchase contracts, the equity units ceased to exist.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions)

	Three Months Ended				Three Months Ended
	March 31, 2013				March 31, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$248	$(18)	(1)	$266	$194	$(17)	(1)	$211
Net investment income	94	0	(1)	94	98	2	(1)	96
Net realized investment gains (losses)	28	29	(2)	(1)	1	(1)	(2)	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	18	18		—	(57)	(57)		—
Net unrealized gains (losses)	(610)	(610)		—	(634)	(634)		—
Credit derivative revenues	—	(28)		28	—	(29)		29
Net change in fair value of credit derivatives	(592)	(620)	(3)	28	(691)	(720)	(3)	29
Fair value gains (losses) on committed capital securities	(10)	(10)	(4)	—	(14)	(14)	(4)	—
Fair value gains (losses) on FG VIEs	70	70	(1)	—	(41)	(41)	(1)	—
Other income	(14)	(17)	(5)	3	91	3	(5)	88
Total revenues	(176)	(566)		390	(362)	(788)		426

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	(48)	7	(1)	(55)	242	(7)	(1)	249
Credit derivatives	—	(10)	(3)	10	—	2	(3)	(2)
Amortization of deferred acquisition costs	3	—		3	5	—		5
Interest expense	21	—		21	25	—		25
Other operating expenses	60	—		60	62	—		62
Total expenses	36	(3)		39	334	(5)		339

Income (loss) before income taxes	(212)	(563)		351	(696)	(783)		87
Provision (benefit) for income taxes	(68)	(159)	(6)	91	(213)	(229)	(6)	16
Net income (loss)	$(144)	$(404)		$260	$(483)	$(554)		$71

1)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2013	2012
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,985	$10,056
Short-term investments, at fair value	729	817
Other invested assets	148	212
Total investment portfolio	10,862	11,085

Cash	125	138
Premiums receivable, net of ceding commissions payable	956	1,005
Ceded unearned premium reserve	535	561
Deferred acquisition costs	116	116
Reinsurance recoverable on unpaid losses	56	58
Salvage and subrogation recoverable	543	456
Credit derivative assets	125	141
Deferred tax asset, net	872	721
FG VIE assets, at fair value	2,813	2,688
Other assets	296	273
Total assets	$17,299	$17,242

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,982	$5,207
Loss and loss adjustment expense reserve	532	601
Reinsurance balances payable, net	193	219
Long-term debt	832	836
Credit derivative liabilities	2,518	1,934
FG VIE liabilities with recourse, at fair value	2,071	2,090
FG VIE liabilities without recourse, at fair value	1,107	1,051
Other liabilities	340	310
Total liabilities	12,575	12,248

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,685	2,724
Retained earnings	1,586	1,749
Accumulated other comprehensive income	447	515
Deferred equity compensation	4	4
Total shareholders' equity	4,724	4,994
Total liabilities and shareholders' equity	$17,299	$17,242

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	March 31, 2013		December 31, 2012
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$4,724	$24.56	$4,994	$25.74
Less after-tax adjustments:
Effect of consolidating FG VIEs	(322)	(1.67)	(348)	(1.79)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,447)	(7.52)	(988)	(5.09)
Fair value gains (losses) on committed capital securities	17	0.09	23	0.12
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	421	2.18	477	2.45
Operating shareholders' equity	$6,055	31.48	$5,830	30.05
After-tax adjustments:
Less: Deferred acquisition costs	163	0.85	165	0.85
Plus: Net present value of estimated net future credit derivative revenue	201	1.04	220	1.14
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,125	16.25	3,266	16.83
Adjusted book value	$9,218	$47.92	$9,151	$47.17

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims Paying Resources
(dollars in millions)

	As of March 31, 2013
	Assured Guaranty Municipal Corp.		Assured Guaranty Corp.		Assured Guaranty Re Ltd. (1)		Municipal Assurance Corp.(2)	Eliminations(3)	Consolidated
Claims paying resources
Policyholders' surplus	$1,869		$913		$1,133		$77	$(300)	$3,692
Contingency reserve	1,599		857		—		—	—	2,456
Qualified statutory capital	3,468		1,770		1,133		77	(300)	6,148
Unearned premium reserve	1,991		735		960		—	—	3,686
Loss and LAE reserves (4) (5)	(175)		306		209		—	—	340
Total policyholders' surplus and reserves	5,284		2,811		2,302		77	(300)	10,174
Present value of installment premium (5)	440		306		244		—	—	990
Standby line of credit/stop loss	200		200		—		—	—	400
Excess of loss reinsurance facility	435		435		—		—	(435)	435
Total claims paying resources	$6,359		$3,752		$2,546		$77	$(735)	$11,999

Net par outstanding (6)	$270,132		$90,741		$118,481		$—	$(1,433)	$477,921
Net debt service outstanding (6)	407,400		133,472		188,498		—	(3,393)	725,977

Ratios:
Net par outstanding to qualified statutory capital	78	:1	51	:1	105	:1	N/A		78	:1
Capital ratio (7)	117	:1	75	:1	166	:1	N/A		118	:1
Financial resources ratio (8)	64	:1	36	:1	74	:1	N/A		61	:1

1)	Assured Guaranty Re Ltd. ("AG Re") numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

2)
Assured Guaranty US Holdings Inc. acquired Municipal and Infrastructure Assurance Corporation, which it has renamed Municipal Assurance Corp. ("MAC"), from Radian Asset Assurance Inc. ("Radian") on May 31, 2012. As of March 31, 2013, MAC has not written any business.

3)
In 2009, Assured Guaranty Corp. ("AGC") issued a $300 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

4)	Reserves are reduced by approximately $1.3 billion for benefit related to representation and warranty recoverables.

5)	Includes financial guaranty insurance and credit derivatives.

6)
Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

8)	The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended
	March 31,
	2013	2012
Consolidated new business production analysis:
PVP
Public finance - U.S.:
Assumed from Radian	$—	$22
Primary markets	14	27
Secondary markets	2	3
Public finance - non-U.S.:
Primary markets	—	—
Secondary markets	—	—
Structured finance - U.S.	2	4
Structured finance - non-U.S.	—	—
Total PVP	$18	$56

Total PVP	$18	$56
Less: PVP of credit derivatives	—	—
PVP of financial guaranty insurance	18	56
Less: financial guaranty installment premium PVP	1	4
Total: financial guaranty upfront gross written premiums ("GWP")	17	52
Plus: financial guaranty installment GWP (1)	—	36
Total GWP	$17	$88

Consolidated financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$—	$1,797
Primary markets	1,407	2,902
Secondary markets	173	144
Public finance - non-U.S.:
Primary markets	—	—
Secondary markets	—	—
Structured finance - U.S.	14	38
Structured finance - non-U.S.	—	—
Total	$1,594	$4,881

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2013
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$935	A-
Municipal utilities	174	A-
Tax backed	229	A
Healthcare	46	BBB+
Transportation	196	A
Total U.S. public finance	1,580	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—
Total public finance	$1,580	A-

U.S. structured finance:
Other structure finance	$14	A-
Total U.S. structured finance	14	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$14	A-

Total gross par written	$1,594	A-

Note: Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13
PVP:
Public finance - U.S.:
Assumed from Radian	$22	$—	$—	$—	$—
Primary markets	27	44	23	31	14
Secondary markets	3	3	7	6	2
Public finance - non-U.S.:
Primary markets	—	1	—	—	—
Secondary markets	—	—	—	—	—
Structured finance - U.S.	4	2	5	32	2
Structured finance - non-U.S.	—	—	—	—	—
Total PVP	$56	$50	$35	$69	$18

Total PVP	$56	$50	$35	$69	$18
Less: PVP of credit derivatives	—	—	—	—	—
PVP of financial guaranty insurance	56	50	35	69	18
Less: financial guaranty installment premium PVP	4	3	5	33	1
Total: financial guaranty upfront GWP	52	47	30	36	17
Plus: financial guaranty installment GWP (1)	36	(16)	(5)	73	—
Total GWP	$88	$31	$25	$109	$17

Consolidated financial guaranty gross par written(2):
Public finance - U.S.:
Assumed from Radian	$1,797	$—	$—	$—	$—
Primary markets	2,902	4,497	2,507	3,149	1,407
Secondary markets	144	173	500	492	173
Public finance - non-U.S.:
Primary markets	—	35	—	—	—
Secondary markets	—	—	—	—	—
Structured finance - U.S.	38	—	182	400	14
Structured finance - non-U.S.	—	—	—	—	—
Total	$4,881	$4,705	$3,189	$4,041	$1,594

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

2)	Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2013
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$502	1.97%	1.41%	$523	10
Agency obligations	317	3.53%	2.98%	354	11
Foreign government securities	260	2.64%	1.73%	270	7
Obligations of states and political subdivisions	3,814	3.98%	3.77%	4,133	152
Insured obligations of state and political subdivisions (2)(4)	1,347	4.69%	4.43%	1,468	63
Corporate securities	970	3.41%	2.82%	1,040	33
Mortgage-backed securities ("MBS") (3):
Residential MBS ("RMBS") (4)	1,347	6.00%	4.55%	1,293	81
Commercial MBS ("CMBS")	474	3.78%	3.23%	505	18
Asset-backed securities	469	6.08%	4.25%	496	29
Total fixed maturity securities	9,500	4.25%	3.67%	10,082	404
Short-term investments	723	0.03%	0.02%	723	0
Cash (5)	123	—%	—%	123	—
Total	$10,346	3.95%	3.41%	$10,928	$404

Less: FG VIEs	129	11.13%	7.24%	89	15

Total	$10,217	3.85%	3.36%	$10,839	$389

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$523	5.2%
Agency obligations	354	3.5%
AAA/Aaa	1,456	14.4%
AA/Aa	5,434	53.9%
A/A	1,650	16.4%
BBB	29	0.3%
Below investment grade ("BIG") (7)	636	6.3%
Total fixed maturity securities, available-for-sale	10,082	100.0%

Less: FG VIEs	97

Total fixed maturity securities, available-for-sale	$9,985

Duration of fixed maturity securities and short-term investments (in years):		4.8

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average A+. Includes fair value of $343 million insured by AGC and AGM.

3)	Includes fair value of $121 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)	Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,835 million in par with carrying value of $634 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (3)	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues (4)	Total

2013 (as of March 31)		$751,741
2013 Q2	$16,657	735,084	$121	$6	$127	$24	$151
2013 Q3	16,443	718,641	118	6	124	21	145
2013 Q4	15,394	703,247	112	6	118	21	139
2014	66,376	636,871	422	21	443	66	509
2015	57,116	579,755	371	20	391	45	436
2016	44,476	535,279	338	18	356	34	390
2017	44,831	490,448	303	17	320	26	346

2013-2017	261,293	490,448	1,785	94	1,879	237	2,116
2018-2022	164,226	326,222	1,164	65	1,229	70	1,299
2023-2027	129,551	196,671	732	44	776	42	818
2028-2032	90,192	106,479	437	26	463	35	498
After 2032	106,479	—	414	21	435	35	470
Total	$751,741		$4,532	$250	$4,782	$419	$5,201

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2013. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 13 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	GAAP basis. Excludes $244 million in expected present value of net earned premiums related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products (1)	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2013 (as of March 31)						$88,294
2013 (April 1- December 31)	$8,424	$2,378	$496	$1,068	$12,366	75,928
2014	17,044	2,833	460	1,847	22,184	53,744
2015	9,907	2,650	249	2,748	15,554	38,190
2016	4,238	2,193	146	1,349	7,926	30,264
2017	7,318	1,621	71	1,108	10,118	20,146

2013-2017	46,931	11,675	1,422	8,120	68,148	20,146
2018-2022	2,047	3,522	337	3,365	9,271	10,875
2023-2027	439	1,033	294	1,896	3,662	7,213
2028-2032	404	294	615	718	2,031	5,182
After 2032	2,480	562	648	1,492	5,182	—
Total structured finance	$52,301	$17,086	$3,316	$15,591	$88,294

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2013 (as of March 31)		$413,523
2013 (April 1-December 31)	$20,268	393,255
2014	24,520	368,735
2015	23,364	345,371
2016	19,597	325,774
2017	18,826	306,948

2013-2017	106,575	306,948
2018-2022	88,847	218,101
2023-2027	80,585	137,516
2028-2032	60,535	76,981
After 2032	76,981	—
Total public finance	$413,523

Net par outstanding (end of period)

	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13
Public finance - U.S.	$416,499	$409,877	$399,176	$387,967	$378,456
Public finance - non-U.S.	39,913	38,769	38,720	37,540	35,067
Structured finance - U.S.	87,784	83,430	78,504	74,695	70,280
Structured finance - non-U.S.	22,902	20,858	19,993	19,691	18,014
Total	$567,098	$552,934	$536,393	$519,893	$501,817

1)	See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of March 31, 2013
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2013 Q2	$22	$18
2013 Q3	21	16
2013 Q4	20	16
2014	68	50
2015	58	43
2016	49	37
2017	44	34

2013-2017	282	214
2018-2022	152	122
2023-2027	73	60
2028-2032	37	28
After 2032	29	19
Total expected PV of net expected loss to be expensed	573	443
Discount	375	333
Total future value	$948	$776

1)	The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 3.72% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2013		December 31, 2012
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$166,316	A+	$169,985	A+
Tax backed	72,339	A+	73,787	A+
Municipal utilities	60,450	A	62,116	A
Transportation	32,278	A	33,799	A
Healthcare	17,165	A	17,838	A
Higher education	15,620	A+	15,770	A+
Housing	4,319	AA-	4,633	AA-
Infrastructure finance	4,204	BBB	4,210	BBB
Investor-owned utilities	1,052	A-	1,069	A-
Other public finance	4,713	A	4,760	A
Total U.S. public finance	378,456	A	387,967	A
Non-U.S. public finance:
Infrastructure finance	14,944	BBB	15,812	BBB
Regulated utilities	11,329	BBB+	12,494	BBB+
Pooled infrastructure	3,006	AA-	3,200	AA-
Other public finance	5,788	A	6,034	A
Total non-U.S. public finance	35,067	BBB+	37,540	BBB+
Total public finance	$413,523	A	$425,507	A

U.S. structured finance:
Pooled corporate obligations	$38,884	AAA	$41,886	AAA
RMBS	17,086	BB+	17,827	BB+
CMBS and other commercial real estate related exposures	4,152	AAA	4,247	AAA
Financial products	3,316	AA-	3,653	AA-
Consumer receivables	2,313	BBB+	2,369	BBB+
Insurance securitizations	2,190	A+	2,190	A+
Commercial receivables	959	BBB+	1,025	BBB+
Structured credit	314	B	319	CCC+
Other structured finance	1,066	A-	1,179	BBB+
Total U.S. structured finance	70,280	AA-	74,695	AA-

Non-U.S. structured finance:
Pooled corporate obligations	13,417	AAA	14,813	AAA
Commercial receivables	1,405	A-	1,463	A-
RMBS	1,337	AA-	1,424	AA-
Insurance securitizations	923	CCC-	923	CCC-
Structured credit	495	BBB	591	BBB
CMBS and other commercial real estate related exposures	60	AAA	100	AAA
Other structured finance	377	Super Senior	377	Super Senior
Total non-U.S. structured finance	18,014	AA	19,691	AA
Total structured finance	$88,294	AA-	$94,386	AA-

Total net par outstanding	$501,817	A+	$519,893	A+

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of March 31, 2013
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$—	—%	$1,071	3.1%	$13,259	18.9%	$4,522	25.1%	$18,852	3.8%
AAA	4,053	1.1%	580	1.7%	26,628	37.9%	7,504	41.7%	38,765	7.7%
AA	120,812	31.9%	661	1.9%	10,041	14.2%	687	3.8%	132,201	26.3%
A	206,112	54.5%	9,158	26.1%	3,149	4.5%	958	5.3%	219,377	43.7%
BBB	42,890	11.3%	21,590	61.5%	3,351	4.8%	2,437	13.5%	70,268	14.0%
BIG	4,589	1.2%	2,007	5.7%	13,852	19.7%	1,906	10.6%	22,354	4.5%
Total net par outstanding	$378,456	100.0%	$35,067	100.0%	$70,280	100.0%	$18,014	100.0%	$501,817	100.0%

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of March 31, 2013
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
Public finance
California	$57,138	11.4%
Pennsylvania	30,631	6.1%
New York	30,327	6.0%
Texas	28,628	5.7%
Illinois	24,658	4.9%
Florida	23,396	4.7%
New Jersey	15,724	3.1%
Michigan	15,370	3.1%
Georgia	9,825	2.0%
Ohio	9,597	1.9%
Other states	133,162	26.5%
Total public finance	378,456	75.4%
Structured finance (multiple states)	70,280	14.0%
Total U.S.	448,736	89.4%

Non-U.S.:
United Kingdom	21,597	4.3%
Australia	7,400	1.5%
Canada	4,100	0.8%
France	3,761	0.7%
Italy	2,039	0.4%
Other	14,184	2.9%
Total non-U.S.	53,081	10.6%

Total net par outstanding	$501,817	100.0%

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of March 31, 2013
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Public finance	$—	$—	$—	$978	$105	$258	$1,341
Infrastructure finance	—	408	23	83	96	164	774
Total sovereign and sub-sovereign exposure	—	408	23	1,061	201	422	2,115
Non-sovereign exposure:
Regulated utilities	—	—	—	215	—	8	223
RMBS	—	205	135	476	—	—	816
Commercial receivables	—	2	13	61	14	2	92
Pooled corporate obligations	22	—	177	226	15	498	938
Total non-sovereign exposure	22	207	325	978	29	508	2,069
Total	$22	$615	$348	$2,039	$230	$930	$4,184

Total BIG	$—	$576	$7	$2	$121	$406	$1,112

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $135 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2013
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
Super Senior	$14,149	27.3%	30.8%	30.6%
AAA	30,051	57.9%	29.7%	30.3%
AA	1,941	3.7%	40.1%	47.4%
A	618	1.2%	46.4%	45.0%
BBB	1,787	3.5%	33.9%	28.7%
BIG	3,328	6.4%	38.7%	22.9%
Total exposures	$51,874	100.0%	31.3%	30.7%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$29,749	57.3%	31.2%	32.9%	AAA
Synthetic investment grade pooled corporates	9,592	18.5%	21.6%	19.7%	AAA
Market value CDOs of corporates	3,648	7.0%	29.9%	31.7%	AAA
Synthetic high yield pooled corporates	2,690	5.2%	47.2%	41.1%	AAA
Trust preferred
Banks and insurance	2,809	5.4%	46.2%	36.6%	BBB-
U.S. mortgage and real estate investment trusts	1,889	3.7%	50.1%	35.1%	BB-
European mortgage and real estate investment trusts	798	1.5%	36.8%	34.5%	BBB-
Other pooled corporates	699	1.4%	N/A	N/A	BBB-
Total exposures	$51,874	100.0%	31.3%	30.7%	AAA

Note: Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of March 31, 2013
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$4	$0	$59	$253	$—	$2,338	$2,655
AA	111	111	132	444	496	1,991	3,287
A	2	0	239	9	94	122	466
BBB	43	—	19	267	31	291	651
BIG	459	340	2,610	3,465	766	2,387	10,027
Total exposures	$619	$452	$3,059	$4,439	$1,387	$7,130	$17,086

Distribution of U.S. RMBS by Year Insured(1) and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$31	$1	$227	$98	$35	$1,348	$1,740
2005	167	—	691	568	53	213	1,692
2006	102	194	900	371	182	2,864	4,615
2007	319	257	1,240	2,229	1,049	2,627	7,720
2008	—	—	—	1,173	69	77	1,319
Total exposures	$619	$452	$3,059	$4,439	$1,387	$7,130	$17,086

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,133	$80	$51	$122	$354	$1,740
2005	137	190	—	38	1,327	1,692
2006	1,285	1,624	67	115	1,524	4,615
2007	5	1,393	280	375	5,667	7,720
2008	95	—	69	—	1,155	1,319
Total exposures	$2,655	$3,287	$466	$651	$10,027	$17,086

% of Total	15.6%	19.2%	2.7%	3.8%	58.7%	100.0%

1)	Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (1 of 2)
As of March 31, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$164	28.4%	4.5%	2.4%	12.1%	6
2006	102	50.2%	8.4%	0.6%	17.5%	1
2007	319	40.3%	4.8%	5.9%	21.4%	1
2008	—	—%	—%	—%	—%	—
Total	$585	38.7%	5.4%	4.0%	18.1%	8

U.S. Closed End Seconds

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$—	—%	—%	—%	—%	—
2006	185	12.1%	—%	60.0%	5.8%	1
2007	257	14.4%	—%	69.7%	7.2%	8
2008	—	—%	—%	—%	—%	—
Total	$442	13.4%	—%	65.7%	6.6%	9

U.S. HELOC

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$648	14.1%	3.0%	17.1%	12.7%	6
2006	883	22.3%	3.5%	36.8%	10.4%	7
2007	1,240	36.4%	2.6%	32.3%	6.7%	9
2008	—	—%	—%	—%	—%	—
Total	$2,771	26.7%	3.0%	30.2%	9.3%	22

U.S. Alt-A First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$566	27.2%	8.4%	7.3%	19.5%	21
2006	371	33.1%	0.0%	20.6%	38.9%	7
2007	2,229	41.3%	1.4%	16.5%	30.5%	12
2008	1,173	39.2%	16.4%	15.9%	27.8%	5
Total	$4,339	38.2%	6.2%	15.5%	29.0%	45

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (2 of 2)
As of March 31, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$46	16.9%	10.9%	10.4%	18.9%	3
2006	177	35.3%	—%	20.6%	40.6%	5
2007	1,049	40.6%	1.1%	21.4%	35.0%	11
2008	69	42.9%	48.4%	16.0%	28.6%	1
Total	$1,341	39.2%	3.7%	20.6%	34.8%	20

U.S. Subprime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$204	35.9%	20.9%	8.1%	30.7%	4
2006	2,859	19.0%	61.4%	19.2%	34.3%	4
2007	2,627	43.8%	13.6%	25.0%	42.8%	13
2008	77	55.2%	18.2%	20.7%	32.3%	1
Total	$5,767	31.4%	37.6%	21.5%	38.0%	22

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of March 31, 2013
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$3,073	69.7%	40.3%	2.6%	8.7%	139
AAA	308	68.9%	30.9%	3.6%	10.5%	20
AA	—	—%	—%	—%	—%	—
A	45	18.0%	37.7%	2.8%	0.8%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$3,426	68.9%	39.4%	2.7%	8.7%	160

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commericial real estate	$458	100.0%	51.1%	56.2%
Total exposures	$458	100.0%	51.1%	56.2%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Consumer Receivables Profile
As of March 31, 2013
(dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$0	$—	$—	$—	0
AAA	—	392	—	117	509
AA	—	—	51	12	63
A	—	—	—	—	—
BBB	—	869	35	—	904
BIG	—	—	126	—	126
Total exposures	$—	$1,261	$212	$129	$1,602

Average rating	Super Senior	A-	BB-	AAA	A-
Average initial credit enhancement	N/A	7.2%	27.4%	19.8%	10.9%
Average current credit enhancement	N/A	12.1%	25.6%	32.4%	16.0%

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	March 31, 2013	December 31, 2012
U.S. public finance:
Infrastructure finance	$1,695	$1,695
General obligation	1,171	1,122
Municipal utilities	581	596
Tax backed	476	514
Transportation	238	245
Healthcare	57	58
Higher education	17	18
Housing	2	2
Other public finance	352	353
Total U.S. public finance	4,589	4,603
Non-U.S. public finance:
Infrastructure finance	1,645	1,923
Other public finance	362	370
Total non-U.S. public finance	2,007	2,293
Total public finance	$6,596	$6,896

U.S. structured finance:
RMBS	$10,027	$10,605
Pooled corporate obligations	2,815	2,873
Consumer receivables	394	421
Structured credit	314	319
Commercial receivables	171	182
Other structured finance	131	132
Total U.S. structured finance	13,852	14,532
Non-U.S. structured finance:
Insurance securitizations	923	923
Pooled corporate obligations	769	805
RMBS	205	220
Commercial receivables	9	16
Total non-U.S. structured finance	1,906	1,964
Total structured finance	$15,758	$16,496
Total BIG net par outstanding	$22,354	$23,392

1)
Securities purchased for loss mitigation purposes represented $1,119 million and $1,133 million of gross par outstanding as of March 31, 2013 and December 31, 2012, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the obligations referenced in such contracts and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $219 million and $220 million in gross par outstanding as of March 31, 2013 and December 31, 2012, respectively.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	March 31, 2013	December 31, 2012
Category 1
U.S. public finance	$3,359	$3,290
Non-U.S. public finance	983	2,293
U.S. structured finance	2,604	2,687
Non-U.S. structured finance	933	984
Total Category 1	7,879	9,254
Category 2
U.S. public finance	520	500
Non-U.S. public finance	1,024	—
U.S. structured finance	4,319	4,550
Non-U.S. structured finance	50	57
Total Category 2	5,913	5,107
Category 3
U.S. public finance	710	813
Non-U.S. public finance	—	—
U.S. structured finance	6,929	7,295
Non-U.S. structured finance	923	923
Total Category 3	8,562	9,031
BIG Total	$22,354	$23,392

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2)
Securities purchased for loss mitigation purposes represented $1,119 million and $1,133 million of gross par outstanding as of March 31, 2013 and December 31, 2012, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $219 million and $220 million in gross par outstanding as of March 31, 2013 and December 31, 2012, respectively.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of March 31, 2013
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Skyway Concession Company LLC	$1,118	BB
Jefferson County Alabama Sewer	464	D
Detroit (City of) Michigan	355	BB
Louisville Arena Authority Inc.	336	BB
San Joaquin Hills California Transportation	238	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	216	BB
Lackawanna County, Pennsylvania	181	BB-
Jefferson County Alabama School Sales Tax	169	BB
Stockton City, California (includes $34.7 million purchased, 22% owned)(1)	158	D
Woonsocket (City of), Rhode Island	152	BB
Guaranteed Student Loan Transaction	148	B
Orlando Tourist Development Tax - Florida	118	B+
Harrisburg (City of) Pennsylvania General Obligation	92	B-
Rockland County New York	84	BB+
Xenia Rural Water District, Iowa	79	B
Guaranteed Student Loan Transaction	54	CCC
Village of Bridgeview, Cook County, Illinois General Obligation Bonds (Alternate Revenue Source)	51	BB+
Total	$4,013

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$697	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	371	BB
Cross City Tunnel Motorway Finance Limited	324	BB
Valencia Fair	247	BB-
Autovia de la Mancha, S.A.	140	BB-
Alte Liebe I Limited (Wind Farm)	80	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,915
Total	$5,928

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of March 31, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$619	CCC	0.0%	28.7%
MABS 2007-NCW (includes $40.0 million purchased, 8% owned)(1)	504	B	19.4%	58.0%
Private Residential Mortgage Transaction	352	CCC	6.0%	27.9%
Option One 2007-FXD2	349	CCC	9.0%	27.4%
Countrywide HELOC 2006-I	344	CCC	0.0%	9.1%
Private Residential Mortgage Transaction	322	B	15.0%	26.4%
MortgageIT Securities Corp. Mortgage Loan 2007-2	319	B	4.8%	21.4%
Private Residential Mortgage Transaction	317	CCC	4.2%	25.6%
Deutsche Alt-A Securities Mortgage Loan 2007-3	316	B	0.9%	22.7%
Private Residential Mortgage Transaction	295	CCC	—%	31.6%
Countrywide HELOC 2006-F (includes $85.5 million purchased, 30% owned)(1)	282	CCC	0.0%	18.5%
AAA Trust 2007-2 (includes $103.1 million purchased, 38% owned)(1)	274	CCC	11.4%	37.5%
Nomura Asset Accept. Corp. 2007-1 (includes $0.7 million purchased, 0.2% owned)(1)	273	CCC	—%	41.3%
Private Residential Mortgage Transaction	252	B	11.5%	27.4%
Countrywide Home Equity Loan Trust 2005-J	220	CCC	0.0%	18.4%
Countrywide Home Equity Loan Trust 2007-D	212	CCC	0.0%	6.6%
Countrywide HELOC 2005-D	210	CCC	0.0%	12.3%
Terwin Mortgage Trust 2006-10SL (includes $141.0 million purchased, 76% owned)(1)	185	CCC	—%	5.8%
Countrywide HELOC 2007-A (includes $16.6 million purchased, 9% owned)(1)	181	CCC	0.0%	8.2%
Soundview 2007-WMC1	177	CCC	—%	65.0%
Countrywide HELOC 2007-B	166	CCC	0.0%	8.4%
GMACM 2004-HE3	164	B	0.0%	3.4%
Private Residential Mortgage Transaction	152	BB	20.9%	31.6%
New Century 2005-A	151	CCC	15.6%	29.9%
Renaissance (DELTA) 2007-3 (includes $131.9 million purchased, 91% owned)(1)	145	CCC	4.6%	31.3%
FHABS 2007-HE1 HELOC	133	BB	0.0%	2.0%
IndyMac 2007-H1 HELOC	130	CCC	0.0%	6.1%
CSAB 2006-3	117	CCC	0.0%	46.1%
FHABS 2006-HE2 HELOC	113	BB	0.0%	2.2%
Countrywide HELOC 2005-C	100	CCC	0.0%	11.9%
Taylor Bean & Whitaker 2007-2 (includes $23.2 million purchased, 28% owned)(1)	82	CCC	0.0%	19.8%
Soundview Home Loan Trust 2008-1	77	B	18.2%	32.3%
CSAB 2006-2 (includes $11.2 million purchased, 15% owned)(1)	74	CCC	0.0%	39.5%
American Home Mortgage Assets Trust 2007-4	71	CCC	0.0%	33.4%
FlagStar HELOC 2005-1	69	BB	26.1%	3.6%
FlagStar HELOC 2006-2	68	CCC	28.0%	3.4%
MASTR Asset-Backed Securities Trust 2005-NC2	68	CCC	—%	27.8%
Lehman Excess Trust 2007-16N	64	CCC	0.0%	39.5%
CSMC 2007-3 (includes $8.0 million purchased, 13% owned)(1)	60	CCC	0.0%	32.6%
Terwin Mortgage Trust 2005-16HE	60	CCC	—%	30.4%
Terwin Mortgage Trust 2007-6ALT (100% owned)(1)	53	CCC	0.0%	32.9%
Countrywide HELOC 2006-H (includes $18.5 million purchased, 36% owned)(1)	51	CCC	—%	12.5%
CWALT Alternative Loan Trust 2007-HY9	51	CCC	0.0%	41.1%
Total U.S. RMBS	$8,222

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of March 31, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Taberna Preferred Funding IV, LTD	$292	CCC	21.7%
Taberna Preferred Funding III, LTD	287	CCC	16.1%
Alesco Preferred Funding XVI, LTD.	238	B+	13.8%
Taberna Preferred Funding II, LTD.	209	CCC	19.9%
Alesco Preferred Funding XVII, LTD.	184	B+	18.3%
Attentus CDO I Limited	162	BB	37.6%
Trapeza CDO XI	155	BB-	38.0%
Taberna Preferred Funding VI, LTD	152	CCC	20.3%
US Capital Funding IV, LTD	141	B-	8.5%
Preferred Term Securities XIX, LTD.	133	BB+	36.8%
Weinstein Film Securitization	130	CCC	N/A
Alesco Preferred Funding VII	128	BB+	33.7%
Alesco Preferred Funding VI	128	BB+	36.0%
Private Other Non-Municipal Transaction (100% owned)(1)	121	B	N/A
Trapeza CDO X, LTD.	118	BB-	41.5%
NRG Peaker (100% owned)(1)(2)	116	B	N/A
Preferred Term Securities XVI, LTD.	112	B+	29.5%
Taberna Preferred Funding VIII, LTD	111	BB	48.3%
Taberna Preferred Funding VIII, LTD	106	BB	48.3%
National Collegiate Trust Series 2007-4	75	CCC	N/A
America West Airlines Series 2000-1 G-1	72	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	71	CCC	15.5%
National Collegiate Trust Series 2006-2	68	B	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Preferred Term Securities XVIII, LTD.	56	BB	36.2%
GreenPoint 2000-4	55	CCC	6.0%
National Collegiate Trust Series 2007-3	52	CCC	N/A
Subtotal other	$3,535
Subtotal U.S. structured finance	$11,757

Non-U.S. structured finance:
Ballantyne Re Plc (includes $169.8 million purchased, 34% owned)(1)	$500	CC	N/A
Orkney Re II, Plc	423	CCC	N/A
Gleneagles Funding LTD (1st Issue)	229	BB	N/A
FHB 8.95% 2016	117	BB	N/A
OTP 10% 2012	82	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	BB	N/A
Private Pooled Corporate Transaction	80	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	79	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
Private Pooled Corporate Transaction	56	BB	N/A
Subtotal Non-U.S. structured finance	$1,711
Total	$13,468

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

2)	Net par shown is net of $72 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2013
(dollars in millions)

50 Largest U.S. Public Finance Exposures

Credit names:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,289	A+
California (State of)	3,415	A-
New York (City of) New York	3,226	AA-
Chicago (City of) Illinois	2,650	A+
Massachusetts (Commonwealth of)	2,569	AA
New York (State of)	2,489	A+
Los Angeles California Unified School District	2,263	AA-
Puerto Rico (Commonwealth of)	2,175	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,159	A
Houston Texas Water and Sewer Authority	1,982	AA-
Port Authority of New York and New Jersey	1,972	AA-
Philadelphia (City of) Pennsylvania	1,930	BBB
Wisconsin (State of)	1,883	A+
Pennsylvania (Commonwealth of)	1,813	AA-
Washington (State of)	1,795	AA
University of California Board of Regents	1,789	AA
Illinois (State of)	1,722	A-
New York MTA Transportation Authority	1,643	A
Michigan (State of)	1,608	A+
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,601	AA-
New York City Municipal Water Finance Authority	1,585	AA
Chicago-O'Hare International Airport	1,579	A
Illinois Toll Highway Authority	1,515	AA
Miami-Dade County Florida School Board	1,511	A-
Arizona (State of)	1,466	A+
Long Island Power Authority	1,451	A-
Chicago Illinois Public Schools	1,445	A+
Atlanta Georgia Water & Sewer System	1,411	BBB+
Massachusetts (Commonwealth of) Water Resources	1,366	AA
Georgia Board of Regents	1,320	A
Philadelphia Pennsylvania School District	1,308	A
Metro Washington Airport Authority	1,270	A+
Puerto Rico Highway and Transportation Authority	1,263	BBB
Pennsylvania Turnpike Commission	1,178	A-
California State University System Trustee	1,123	A+
Skyway Concession Company LLC	1,118	BB
District of Columbia	1,110	A+
Kentucky (Commonwealth of)	1,092	A+
North Texas Tollway Authority	1,088	A
New York State Thruway - Highway Trust Fund	1,044	AA-
Detroit Michigan Sewer	1,040	BBB+
New Jersey Turnpike Authority	1,018	A-
New York State Thruway Authority	1,015	A
Louisiana (State of) Gas and Fuel Tax	1,006	AA
San Diego County, California Water	983	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	960	AA
San Diego California Unified School District	955	AA
Broward County Florida School Board	938	A+
Puerto Rico Electric Power Authority	924	BBB+
Connecticut (State of)	922	A+
Total top 50 U.S. public finance exposures	$80,977

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2013
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	46.9%
Stone Tower Credit Funding	1,254	AAA	30.2%
Synthetic Investment Grade Pooled Corporate CDO	1,188	AAA	13.4%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Synthetic Investment Grade Pooled Corporate CDO	767	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	29.0%
Synthetic Investment Grade Pooled Corporate CDO	745	Super Senior	28.0%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Synthetic Investment Grade Pooled Corporate CDO	705	Super Senior	22.5%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.8%
Deutsche Alt-A Securities Mortgage Loan 2007-2	619	CCC	0.0%
ARES Enhanced Credit Opportunities Fund	594	AAA	33.3%
Eastland CLO, LTD	532	Super Senior	39.3%
Synthetic Investment Grade Pooled Corporate CDO	516	Super Senior	14.3%
MABS 2007-NCW (includes $40.0 million purchased, 8% owned)(1)	504	B	19.4%
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Denali CLO VII, LTD.	486	AAA	19.9%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	36.2%
SLM Private Credit Student Trust 2007-A	450	BBB-	15.9%
LIICA Holdings, LLC	428	AA	N/A
KKR Financial CLO 2007-1	409	AAA	52.0%
Private other structured finance transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.9%
Grayson CLO	399	Super Senior	29.7%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.0%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
ARES Enhanced Credit Opportunities Fund	369	AAA	33.3%
Symphony Credit Opportunities Fund	364	AAA	26.5%
Stone Tower CLO V	362	Super Senior	28.8%
Synthetic Investment Grade Pooled Corporate CDO	359	Super Senior	14.2%
SLM Private Credit Student Loan Trust 2006-C	356	BBB-	14.6%
Private Residential Mortgage Transaction	352	CCC	6.0%
Option One 2007-FXD2	349	CCC	9.0%
Muir Grove CLO	345	AAA	21.6%
Countrywide HELOC 2006-I	344	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
CENTURION CDO 9	328	AAA	23.1%
Private Residential Mortgage Transaction	322	B	15.0%
MortgageIT Securities Corp. Mortgage Loan 2007-2	319	B	4.8%
Private Residential Mortgage Transaction	317	CCC	4.2%
Deutsche Alt-A Securities Mortgage Loan 2007-3	316	B	0.9%
Cent CDO 15 Limited	307	Super Senior	18.4%
Prudential Closed Block Reinsurance Treaty	300	A+	N/A
Private Residential Mortgage Transaction	295	CCC	—%
Cent CDO 12 Limited	293	AAA	23.9%
CIFC Funding 2006-1	293	AAA	26.3%
Taberna Preferred Funding IV, LTD	292	CCC	21.7%
ColumbusNova CLO Ltd. 2006-II	289	AAA	18.6%
Taberna Preferred Funding III, LTD	288	CCC	16.1%
Total top 50 U.S. structured finance exposures	$24,575

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2013
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,388	A+
Sydney Airport Finance Company	1,571	BBB
Thames Water Utility Finance PLC	1,349	A-
Channel Link Enterprises Finance PLC	905	BBB
Southern Gas Networks PLC	814	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	756	BBB+
Capital Hospitals (Issuer) PLC	726	BBB-
Campania Region - Healthcare receivable	717	BBB-
Reliance Rail Finance Pty. Limited	697	BB
Essential Public Infrastructure Capital II	672	Super Senior
Southern Water Services Limited	661	A-
International Infrastructure Pool	645	A-
International Infrastructure Pool	645	A-
International Infrastructure Pool	645	A-
Envestra Limited	560	BBB-
Synthetic Investment Grade Pooled Corporate CDO	526	Super Senior
Central Nottinghamshire Hospitals PLC	523	BBB
Ballantyne Re Plc (includes $169.8 million purchased, 34% owned)(1)	500	CC
Verbund - Lease and Sublease of Hydro-Electric equipment	500	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	477	BBB
Scotland Gas Networks Plc (A2)	476	BBB
A28 Motorway	468	BBB
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	464	BBB-
United Utilities Water PLC	462	BBB+
Broadcast Australia Finance	461	BBB
Total top 25 non-U.S. exposures	$18,608

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2013
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.(1)	$3,893
Ocwen Financial Corporation(2)	3,361
Specialized Loan Servicing LLC	2,806
Wells Fargo Bank N.A.	2,467
Ally Financial, Inc.(3)	1,458
Select Portfolio Servicing, Inc.	677
JPMorgan Chase Bank	650
OneWest Bank Group LLC	413
Carrington Mortgage Services, LLC	327
First Horizon National Corporation	270
Total top 10 U.S. residential mortgage servicer exposures	$16,322

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$444	A+	TX
MultiCare Health System	444	A+	WA
Methodist Healthcare, TN	373	A	TN
Catholic Health Partners	333	A+	OH
Children's National Medical Center (DC)	329	BBB+	DC
Bon Secours Health System Obligated Group	326	A-	MD
Carolina HealthCare System	319	AA-	NC
Iowa Health System	316	A+	IA
Virtua Health - New Jersey	315	A+	NJ
Catholic Health Initiatives	295	AA	CO
Total top 10 U.S. healthcare exposures	$3,494

1)	Includes Countrywide Home Loans Servicing LP.

2)	Includes Homeward Residential Inc.

3)	Includes GMAC Mortgage LLC, Residential Funding Corp and Homecomings Financial Network, Inc.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended March 31, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2012	Economic Loss Development During 1Q-13(1)	(Paid) Recovered Losses During 1Q-13	Net Expected Loss to be Paid as of March 31, 2013
U.S. RMBS
First lien:
Prime first lien	$6	$6	$(1)	$11
Alt-A first lien	315	9	(11)	313
Option ARMs	(131)	(138)	(58)	(327)
Subprime first lien	242	25	(4)	263
Total first lien	432	(98)	(74)	260
Second lien:
Closed end seconds	(39)	1	17	(21)
HELOC	(111)	(3)	(8)	(122)
Total second lien	(150)	(2)	9	(143)
Total U.S. RMBS	282	(100)	(65)	117
TruPS	27	(3)	(1)	23
Other structured finance	312	(2)	(3)	307
U.S. public finance	7	7	(23)	(9)
Non-U.S. public finance	52	10	—	62
Subtotal	680	(88)	(92)	500
Other	(3)	(10)	—	(13)
Total	$677	$(98)	$(92)	$487

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended March 31, 2013

	Future Net R&W Benefit at December 31, 2012	R&W Economic Loss Development During 1Q-13	R&W Recovered During 1Q-13	Future Net R&W Benefit at March 31, 2013
Financial guaranty insurance:
Prime first lien	$4	$—	$—	$4
Alt-A first lien	158	(1)	(2)	155
Option ARMs	574	151	(54)	671
Subprime first lien	109	4	—	113
Closed end seconds	138	(9)	(21)	108
HELOC	150	17	(6)	161
Subtotal	1,133	162	(83)	1,212

Credit derivatives:
Alt-A first lien	220	(7)	(6)	207
Option ARMs	17	2	—	19
Subtotal	237	(5)	(6)	226

Total	$1,370	$157	$(89)	$1,438

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012
Financial guaranty insurance:
Prime first lien	1	1	$33	$35
Alt-A first lien	21	19	1,384	1,378
Option ARMs	9	9	598	764
Subprime first lien	5	5	810	820
Closed end seconds	4	4	119	196
HELOC	7	7	518	549
Subtotal	47	45	3,462	3,742

Credit derivatives:
Alt-A first lien	7	7	2,545	2,652
Option ARMs	1	1	328	337
Subtotal	8	8	2,873	2,989

Total	55	53	$6,335	$6,731

Assured Guaranty Ltd.
Losses Incurred
As of March 31, 2013
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	1Q-13 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$459	$6	$9	$—	$—
Alt-A first lien	3,465	24	193	—	116
Option ARMs	766	(90)	42	377	48
Subprime first lien	2,387	21	170	0	97
Total first lien	7,077	(39)	414	377	261
Second lien:
Closed end seconds	340	20	(5)	51	38
HELOC	2,610	3	28	193	155
Total second lien	2,950	23	23	244	193
Total U.S. RMBS	10,027	(16)	437	621	454
TruPS	2,814	(2)	13	1	1
Other structured finance	2,917	(14)	275	4	37
U.S. public finance	4,589	(4)	71	124	62
Non-U.S. public finance	2,007	1	32	—	19
Subtotal	22,354	(35)	828	750	573
Other	—	(10)	2	5	—
Subtotal	22,354	(45)	830	755	573
Effect of consolidating FG VIEs	—	7	(68)	(262)	(130)
Total	$22,354	$(38)	$762	$493	$443

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$532	$287	$819	$543		$276
Ceded	56	1	57	50	(3)	7
Net	$476	$286	$762	$493		$269

1)
As of March 31, 2013, securities purchased for loss mitigation purposes represented $1,119 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $219 million in gross par outstanding.

2)	Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3)	Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

			Year Ended December 31,
	As of and for Three Months Ended March 31, 2013		2012	2011	2010	2009
GAAP Summary Income Statement Data
Net earned premiums	$248		$853	$920	$1,187	$930
Net investment income	94		404	396	361	262
Realized gains and other settlements on credit derivatives	18		(108)	6	153	164
Total expenses	36		822	776	776	808
Income (loss) before income taxes	(212)		132	1,029	534	109
Net income (loss) attributable to Assured Guaranty Ltd.	(144)		110	773	484	82
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	(0.74)		0.57	4.16	2.56	0.63

GAAP Summary Balance Sheet Data
Total investments and cash	$10,987		$11,223	$11,314	$10,849	$11,013
Total assets	17,299		17,242	17,709	19,370	16,449
Unearned premium reserve	4,982		5,207	5,963	6,973	8,381
Loss and LAE reserve	532		601	679	574	300
Long-term debt	832		836	1,038	1,053	1,066
Shareholders’ equity attributable to Assured Guaranty Ltd.	4,724		4,994	4,652	3,670	3,455
Book value attributable to Assured Guaranty Ltd. per share	24.56		25.74	25.52	19.97	18.76

Non-GAAP Financial Measures
Operating income	$260		$535	$601	$655	$278
Operating income per diluted share	1.34		2.81	3.24	3.46	2.15
Adjusted book value	9,218		9,151	8,987	8,989	8,887
PVP	18		210	243	363	640

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$751,741		$782,180	$845,665	$927,143	$958,265
Gross debt service outstanding (end of period)	801,747		834,950	936,132	1,029,982	1,095,037
Net par outstanding (end of period)	501,817		519,893	558,048	617,131	640,422
Gross par outstanding (end of period)	532,746		552,039	614,342	681,248	726,929

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$725,977		$757,914	$829,545	$905,131	$942,193
Gross debt service outstanding (end of period)	774,278		809,341	917,719	1,004,096	1,076,039
Net par outstanding (end of period)	477,921		497,399	543,100	598,843	626,274
Gross par outstanding (end of period)	507,286		528,318	597,290	659,765	709,786

Consolidated qualified statutory capital	6,148		5,943	5,688	4,915	4,841
Consolidated policyholders' surplus and reserves	10,174		10,288	10,626	10,247	10,409

Ratios:
Par insured to statutory capital	78	:1	84:1	95:1	122:1	129:1
Capital ratio(2)	118	:1	128:1	146:1	184:1	195:1
Financial resources ratio(3)	61	:1	61:1	65:1	72:1	72:1

Gross debt service written:
Public finance - U.S.	$2,427		$25,252	$26,630	$48,990	$87,940
Public finance - non-U.S.	—		40	208	51	894
Structured finance - U.S.	18		623	1,731	2,962	2,501
Structured finance - non-U.S.	—		—	—	—	—
Total gross debt service written	$2,445		$25,915	$28,569	$52,003	$91,335

Net debt service written	$2,445		$25,915	$28,569	$52,003	$91,335
Net par written	1,594		16,816	16,892	30,759	49,759
Gross par written	1,594		16,816	16,892	30,759	49,921

1)	Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

3)	The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Net par outstanding is insured par exposure net of reinsurance cessions.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to restatement or correction:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for December 31, 2012.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Glossary (continued)

Sectors (continued)
Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management and the board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or sellingAssured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com